Exhibit 99.1

Avnet, Inc. Completes the Acquisition of Bell Microproducts Inc.
Substantially Increases Industry Leading Global Scale and Scope

Phoenix, Ariz. – July 6, 2010 – Avnet, Inc. (NYSE:AVT) announced today that it has completed its acquisition of Bell Microproducts Inc. (“Bell Micro”) in an all cash merger for $7.00 per share, which equates to an equity value of approximately $252 million and a transaction value of approximately $631 million assuming a net debt position for Bell Micro of $379 million at face value as of March 31, 2010. The acquisition was approved by Bell Micro shareholders representing over 98% of the votes cast and has received all required regulatory approvals. The transaction is expected to be immediately accretive to earnings excluding integration and transaction costs.

Roy Vallee, Avnet’s chairman and chief executive officer, commented, “The acquisition of Bell Micro marks an inflection point in Avnet’s history as the clear leader in value-added technology distribution. Bell Micro is the largest acquisition in Avnet’s history on a revenue basis and substantially improves our global scale and scope competitiveness. It strengthens our position in the Americas and Europe and expands our presence in the fast growing Latin America market. We welcome the Bell Micro customers and suppliers as well as the talented employees at Bell who support them. Our value based management culture and discipline should allow us to achieve our stated return-on-capital goal of at least 12.5% on this transaction following the completion of the integration which we expect to occur by the end of our fiscal year 12 months from now.”

As a leading value-added distributor of storage and computing technology, Bell Micro had sales of approximately $3.0 billion in calendar year 2009. With more than 1,900 employees, the company offers a broad suite of integration and support services to OEMs, VARs, system builders and end users through 55 offices in the United States, Canada, Europe and Latin America. The company, which operates both a distribution and single tier reseller business, offers a portfolio of storage, computing, software and networking products from industry-leading suppliers. In calendar year 2009, revenues from North America, EMEA and Latin America were 42%, 41% and 17% respectively.

Rick Hamada, Avnet’s president and chief operating officer stated, “Bell Micro’s relationships with key hardware, software and services suppliers, further develops Avnet’s product portfolio and technical expertise. Additionally, Bell Micro enhances our value added solutions for the data center and enables us to consolidate our presence in the embedded market, adding to our critical mass and momentum as a leader in embedded technology. With strong customer and supplier relationships, we look forward to enjoying the benefits of the cross-selling opportunities that the merger with Bell Micro brings to Avnet.”

Bell Micro’s Latin America and EMEA businesses as well as its North American data center business will be integrated into Avnet Technology Solutions. Bell Micro’s North American embedded business, including embedded components like hard disk drives, will be integrated into Avnet Electronics Marketing. Avnet intends to explore strategic alternatives for the single tier reseller business, which had sales of approximately $450 million in calendar year 2009.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT), a Fortune 500 company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers and by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Investor Relations Contact:
Avnet, Inc.
Vincent Keenan
480-643-7053
Vice President, Investor Relations
vincent.keenan@avnet.com

Public Relations Contact:
Avnet, Inc.
Michelle Gorel
480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com